UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 8, 2010
                Date of Report (Date of earliest event reported)


                        Global Entertainment Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                        000-50643                 86-0933274
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                   Number)             Identification No.)


              1600 North Desert Drive, Suite 301, Tempe, AZ 85281
               (Address of principal executive offices) (Zip Code)

                                 (480) 994-0772
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under  Securities  Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2010, Global Entertainment Corporation (Global) entered into a loan and security agreement with Boston Pizza Restaurants (USA), Inc. The agreement establishes a credit facility under which Global may borrow up to $300,000, not to exceed the amount of Global's accounts receivable. Under the terms of the agreement, borrowings must occur on or prior to October 31, 2010, and must be repaid in full by December 31, 2010. Interest on the outstanding principal balances is computed daily at the rate of prime plus 7%. In addition, Global must pay quarterly an amount equal to 0.5% of any unused commitment. The agreement is secured by Global's accounts receivable.

James Treliving and George Melville, the beneficial owners of 100% of Boston Pizza Restaurants (USA), Inc., are directors of Global. In connection with the agreement, James Treliving and/or George Melville, on a combined basis, will be granted options under Global's 2000 Long-Term Incentive Plan for the purchase of 30,000 shares of Global common stock, at a strike price of $0.20 per share. The options will vest December 31, 2010, and expire December 31, 2020.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits

          Exhibit No.                       Description
          -----------                       -----------
            10.13 Loan and Securitization Agreement dated June 8, 2010, between Boston Pizza Restaurants (USA), Inc. and Global Entertainment Corporation

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GLOBAL ENTERTAINMENT CORPORATION


Date: June 14, 2010                  By: /s/ James Yeager
                                          --------------------------------------
                                      Name:  James Yeager
                                      Title: Senior Vice-President and Chief
                                             Financial Officer

                                       3